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                                                                     EXHIBIT 5.1

                                October 26, 2001


Service Corporation International
1929 Allen Parkway
Houston, Texas  77019

Ladies and Gentlemen:

         We have acted as counsel for Service Corporation International., a Texas corporation (the "Company"), in connection with the filing of the Registration Statement on Form S-3 (the "Registration Statement") with respect to the registration of 6,000,000 shares (the "Shares") of the Common Stock, $1.00 par value (the "Common Stock"), of the Company.

         In connection with the foregoing, we have examined or are familiar with the corporate records of the Company, including its Restated Articles of Incorporation, its Bylaws and resolutions its directors. We have also examined the Registration Statement of the Company, including the related prospectus and other attachments, filed with the Securities and Exchange Commission to register the Shares under the Securities Act of 1933, as amended (the "Securities Act").

         We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

         Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the United States of America and the State of Texas. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                            LOCKE LIDDELL & SAPP LLP


                            By: /s/ DAVID F. TAYLOR
                               --------------------------
                                 David F. Taylor